As filed with the Securities and Exchange Commission on February 25, 1997
                                             Registration No. 333-_____________
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             COLUMBUS REALTY TRUST
             (Exact name of registrant as specified in its charter)

        TEXAS                                         75-2509086
(State of Organization)                 (I.R.S. Employer Identification No.)

15851 DALLAS PARKWAY, SUITE 855, DALLAS, TEXAS             75248
   (Address of principal executive offices)              (zip code)

                 COLUMBUS REALTY TRUST EMPLOYEE INCENTIVE PLAN
                           (Full title of the plan)

                                ROBERT L. SHAW
                        15851 DALLAS PARKWAY, SUITE 855
                             DALLAS, TEXAS  75248
                    (Name and address of agent for service)

                                (972) 387-1492
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                         Proposed           Proposed
        Title of             Amount       Maximum            Maximum
    Securities to be         to be     Offering Price       Aggregate             Amount of
       Registered          Registered  Per Share/(1)/  Offering Price/(1)/  Registration Fee/(2)/

-------------------------------------------------------------------------------------------------
Common Shares, $.01 par     1,000,000     $20.6875        $20,687,500             $6,269
 value per share
=================================================================================================

(1)    Estimated solely for the purposes of calculating the registration fee.

(2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low prices of the Common Shares of the Registrant on the New York Stock Exchange on February 20, 1997.

                                 PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

1.  PLAN INFORMATION.*

2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

____________________

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                SUBJECT TO COMPLETION - DATED FEBRUARY 25, 1997
                          FORM OF REOFFER PROSPECTUS
-------------------------------------------------------------------------------
                               1,000,000 Shares

                             COLUMBUS REALTY TRUST

                     Common Shares of Beneficial Interest

------------------------------------------------------------------------------
All of the 1,000,000 common shares of beneficial interest, $.01 par value per share (the "Common Shares"), of Columbus Realty Trust (the "Company") offered hereby are offered for the account of the shareholders described herein (the "Selling Shareholders"). See "Selling Shareholders." The shares to be offered are those to be acquired by the Selling Shareholders pursuant to the Columbus Realty Trust Employee Incentive Plan. The Company will not receive any proceeds from the sale of such Common Shares by the Selling Shareholders. The 1,000,000 Common Shares offered hereby are referred to herein as the "Selling Shareholder Shares."

    The shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange (the "NYSE") or other exchanges on which the Common Shares are then traded, in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholder Shares may be sold in one or more of the following transactions: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Selling Shareholder Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this Prospectus;
(c) an exchange distribution in accordance with the rules of the exchange; and
(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. These brokers or dealers and any other participating brokers or dealers, as well as certain pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

    The aggregate proceeds to the Selling Shareholders from the sale of the Selling Shareholder Shares will be the purchase price of the Selling Shareholder Shares sold less the aggregate agents' commissions and underwriters' discounts, if any. The Company will pay substantially all of the expenses incident to the registration of the Selling Shareholder Shares, except for selling commissions associated with the sale of the Selling Shareholder Shares, all of which will be paid by the Selling Shareholders.

    The Common Shares are listed on the NYSE under the symbol "CLB." The closing price of the Common Shares as reported on the NYSE on February 24, 1997, was $21.375 per share.

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

--------------------------------------------------------------------------------

               The date of this Prospectus is February __, 1997.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus is a part) on Form S-8 under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by that reference and the exhibits and schedules to the Registration Statement. For further information regarding the Company and the securities offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules to the Registration Statement which may be obtained from the Commission at its principal office in Washington, D.C., upon payment of fees prescribed by the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. The reports, proxy and information statements, the Registration Statement and exhibits and financial statements thereto, and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be obtained from the web site that the Commission maintains at http://www.sec.gov. The Common Shares are traded on the NYSE. The reports, proxy and information statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company furnishes its shareholders with annual reports containing financial statements audited by its independent auditors and with quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; and

     (e) The description of the Common Shares contained in the Company's Registration Statement on Form 8-A filed December 16, 1993.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus.

     Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in the Registration Statement, this Prospectus, or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes that statement.
Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (other than exhibits to those documents unless the exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates by reference). Requests should be directed to Mr. J. Michael Lewis Columbus Realty Trust, 15851 Dallas Parkway, Suite 855, Dallas, Texas 75248.

                                  THE COMPANY

GENERAL

     Columbus Realty Trust (the "Company") is a self-administered and self-managed real estate investment trust ("REIT") formed pursuant to the Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act"). The Company presently owns and operates (i) 22 multifamily residential properties comprising a total of 5,407 apartment units, (ii) two industrial properties, and (iii) one retail property (collectively, the "Properties"), all but two of which are located in the greater Dallas, Texas metropolitan area. The residential Properties completed at December 31, 1996 had an occupancy rate of approximately 97% as of such date. The Company also owns five parcels of land in the greater Dallas, Texas and Jackson, Mississippi metropolitan areas which currently are under construction and three (3) additional properties under development and proposed to commence construction during 1997 (collectively, the "Development Properties"). The Company anticipates that the Development Properties currently under construction will add approximately 2,547 apartment units to the Company's portfolio upon completion. The Company expects that approximately 1,389 of these additional apartment units will be completed in 1997 and the remaining 1,158 will be completed in 1998. In addition, the Company expects to acquire The Commons at Turtle Creek, containing 158 units, on or before March 1, 1997. After the acquisition and completion of the Development Properties, the Company will own a total of approximately 8,112 units in 31 residential properties.

     The Company intends to develop each of the Development Properties and additional communities targeted for development with the same quality of construction, innovation in design and uniqueness of setting that have distinguished prior communities developed by the Company and its predecessors. The Company also may from time to time make acquisitions of additional income-producing properties which further its strategies, satisfy its standards for quality and provide potential for attractive returns on investment.

     The Company's core strategy is to acquire and develop dense concentrations of units in close proximity in targeted areas which are near major employment centers and which have long term growth potential. The Company believes this strategy enables it to realize operating efficiencies, offer enhanced resident amenities, and better serve its residents, thereby providing the Company with a competitive advantage over others who do not have concentrated unit ownership. The Company historically has focused its development activities on the greater Dallas, Texas metropolitan area. Recently the Company has announced plans for the construction or redevelopment of properties in Houston, Texas and Denver, Colorado. The Company is continuing to explore the feasibility of developments in additional targeted metropolitan areas and anticipates further expansion into new markets in a manner consistent with its core strategy.

     The Company generally targets residents who are "renters by choice," that is, those who prefer the convenience and luxury afforded by the Company's residential Properties to home ownership and who have income levels in excess of that necessary to enable them to afford the Company's rental rates. The Company intensively manages its communities and responds to the needs and lifestyles of its residents. Management believes that these practices enable it to attract and retain residents. The Company utilizes proprietary leasing software, private telephone systems, private cable television systems, energy management systems and other management and operating applications to generate additional revenue and achieve operating efficiencies and cost savings.

     The Common Shares are listed on the NYSE under the symbol "CLB." On December 26, 1996, the Company paid a dividend of $0.395 per Common Share for the fourth quarter of 1996, to all shareholders of record on December 23, 1996. The Company intends to continue making regular quarterly distributions to its shareholders. Distributions depend upon a variety of factors, and there can be no assurance that future distributions will be made.

     The Company operates as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended.

THE PROPERTIES

     The following table sets forth certain information relating to the Company's completed residential Properties, and estimated information relating to the Development Properties and the Development Land.

                                                              Year
                                                            Completed    Total
                                                             or to be    Number
            Completed Properties                Location    Completed  of Units
            --------------------                ---------   ---------  ---------
The Meridian.................................    Dallas          1991        132
The Worthington..............................    Dallas          1993        332
The Vintage..................................    Dallas          1993        160
The Residences...............................    Dallas          1987        196
Uptown Village...............................    Dallas          1995        300
The Rock.....................................    Dallas          1988        208
Windhaven Village............................    Dallas          1991        474
Parkway Village Villas.......................    Dallas          1986        136
Springstead Condominiums.....................    Dallas          1983         66
Reflections on McCallum......................    Dallas          1986        198
Town Lake/Parks..............................    Dallas     1987/1986    238/160
Lakeside Village.............................    Dallas          1986        327
Villas at Valley Ranch.......................    Dallas          1985         55
Ascension Point/Ascension Point II...........    Dallas     1985/1995      79/86
Lakeshore....................................    Dallas          1988        404
The Trace/The Trace II.......................  Jackson, MS  1989/1995    282/204
Hackberry Creek/Hackberry Creek II...........    Dallas     1988/1996    240/192
Winsted Village..............................    Dallas          1995        314
Columbus Square..............................    Dallas          1995        218
The Vineyard.................................    Dallas          1995        116
The Abbey....................................    Dallas          1995         34
The Mark.....................................  Jackson, MS                   256
                                                                         -------
Sub Totals...................................                              5,407


                                                              Year
                                                            Completed    Total
                                                            or to be    Number
 Development Properties (Under Construction)    Location    Completed  of Units
 ----------------------                         --------    ---------  ---------
Addison Circle One...........................    Dallas        1997       460
Columbus Shore...............................    Dallas        1997       503
Columbus Pointe..............................  Jackson, MS     1997       240
Hall Street (Cole's Corner)..................    Dallas        1997       186
The Heights of State Thomas..................    Dallas        1998       196
                                                                        -----
Sub Totals...................................                           1,585


                                                               Year    Estimated
                                                            Completed    Total
                                                            or to be    Number
        Other Development Properties            Location    Completed  of Units
        ----------------------------            --------    ---------  ---------
Block 580....................................    Dallas        1998       245
Rice Hotel...................................    Houston       1998       317
St. Luke's (Phase I).........................    Denver        1998       400
                                                                        -----
Sub Totals...................................                             962

TOTALS                                                                  7,954

RECENT DEVELOPMENTS

     Since the completion of the Company's initial public offering in December 1993, the Company has acquired six multifamily residential properties containing an aggregate of 1,583 units, has completed the development of eight multifamily residential properties and begun construction of five other properties. As a result of these activities, the number of units owned or under construction has increased by 197% since the Company's initial public offering.

     On July 19, 1996, the Company entered into a Development Agreement with Gaylord Properties, Inc. ("Gaylord") relating to the development of approximately 19 acres of land owned by Gaylord in Addison, Texas as office space with complementary retail and commercial uses. Pursuant to the Development Agreement, the Company will act as master developer and oversee the development of this commercial subdistrict with a goal toward assuring that such development is consistent with the master plan for Addison Circle and the Company's development of the adjacent tracts of land zoned for multifamily development on which the Company is currently constructing its multifamily residential property known as Addison Circle One.

     On January 16, 1997, the Company announced an agreement with COLUMBIA HealthONE pursuant to which the Company will purchase and re-develop the vacated 10-acre St. Luke's Hospital campus in near-downtown Denver. Phased construction of about 800 for-lease and for-sale residential units including apartments, lofts, "live-above-the-shop" home offices with about 20,000 square feet of ground floor retail space are planned with the first phase of development to consist of approximately 400 units.

     On February 6, 1997, the Company announced an agreement to complete the redevelopment of the 18-story historic Rice Hotel in downtown Houston in a partnership with Randall Davis. The historic structure is being redeveloped as a mixed-use residential facility comprised of 317 urban loft-style apartments along with 21,000 square feet of ground floor retail space at a total cost of approximately $33 million. The Houston Housing Finance Corporation will continue to own the building with the Company providing the capital to redevelop and, pursuant to a long-term lease, operate the Rice Hotel as a mid-density quality residential building.

     Also on February 6, 1997, the Board of Trust Managers of the Company approved the acquisition of a 158-unit residential property known as The Commons at Turtle Creek, located in the Uptown District of Dallas, Texas ("The Commons"). The purchase price for The Commons is $7,200,000. The acquisition of The Commons is anticipated to close on or before March 1, 1997.

                                USE OF PROCEEDS

     The Common Shares offered hereby are being registered for the account of the Selling Shareholders and, accordingly, the Company will not receive any proceeds from the sale of the Selling Shareholder Shares by the Selling Shareholders.

                             SELLING SHAREHOLDERS

     The Common Shares offered by this Prospectus are to be acquired by trust managers, employees and certain consultants of the Company (the "Selling Shareholders") pursuant to the Columbus Realty Trust Employee Incentive Plan. Each Selling Shareholder will receive all of the net proceeds from the sale of his or her respective Selling Shareholder Shares offered hereby. Because (i) the Selling Shareholders have not been individually identified by the Company at the time of preparation of this Prospectus, (ii) the Selling Shareholders may sell all or part of their Selling Shareholder Shares pursuant to this Prospectus, and
(iii) the offering is not being underwritten on a firm commitment basis, no information can be given as to the name and position of each Selling Shareholder, the amount of the Company's securities owned by such Selling Shareholder prior to the offering, the number of shares to be offered for each Selling Shareholder's account, or the amount and percentage of Common Shares that will be held by each Selling Shareholder upon termination of the offering covered by this Prospectus.

                              PLAN OF DISTRIBUTION

     The Selling Shareholder Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the NYSE or other exchanges on which the Common Shares are traded, in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholder Shares may be sold in one or more of the following transactions: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Selling Shareholder Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of the exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Any broker or dealer to be utilized by a Selling Shareholder will be selected by such Selling Shareholder. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. These brokers or dealers and any other participating brokers or dealers, as well as certain pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with the sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Selling Shareholder Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemental prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of Selling Shareholder Shares involved, (iii) the price at which such Selling Shareholder Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

     The Selling Shareholders reserve the sole right to accept and, together with any agent of the Selling Shareholders, to reject in whole or in part any proposed purchase of the Selling Shareholder Shares. The Selling Shareholders will pay any sales commissions or other seller's compensation applicable to such transactions.

     To the extent required, the amount of the Selling Shareholder Shares to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth by the Company in a prospectus supplement accompanying this Prospectus or, if appropriate, a post-effective amendment to the Registration Statement. The Selling Shareholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act and a portion of any proceeds of sales and discounts, commissions or other seller's compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

     Offers or sales of the Common Shares have not been registered or qualified under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the Selling Shareholder Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Selling Shareholder Shares may not be offered or sold unless the notice filing requirements with respect to such offer or sale in those states have been complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Shares may not simultaneously engage in market-making activities with respect to such Common Shares for a period of two to nine business days prior to the commencement of such distribution. In addition to and without limiting the foregoing, each

Selling Shareholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Common Shares by the Selling Shareholders or any such other person. All of the foregoing may affect the marketability of the Common Shares and the brokers' and dealers' ability to engage in market-making activities with respect to the Common Shares.

     The Company will pay substantially all of the expenses incident to the registration of the Selling Shareholder Shares, estimated to be approximately $25,000.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Winstead Sechrest & Minick P.C., Dallas, Texas.

                                    EXPERTS

     The consolidated financial statements of Columbus Realty Trust and schedule as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994 and for the period from October 12, 1993 (inception) through December 31, 1993, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements and schedule of The Columbus Group and certain of its affiliates and predecessors at December 28, 1993, and for the period from January 1, 1993 through December 28, 1993 and the year ended December 31, 1992, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements and schedule of Texana-RAT II Ltd. and certain of its affiliates at December 28, 1993, and for the period from January 1, 1993 through December 28, 1993 and the year ended December 31, 1992, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Such consolidated and combined financial statements and schedules referred to above are, and audited financial statements and schedules to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP and Coopers & Lybrand L.L.P. pertaining to such financial statements and schedules (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firms as experts in accounting and auditing.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that any information contained therein is correct as of any time subsequent to the date hereof.

                                 _____________

                              TABLE OF CONTENTS

                                                               Page
                                                               ----

             Available Information...........................    2
             Incorporation of Certain Documents by Reference.    2
             The Company.....................................    4
             Use of Proceeds.................................    7
             Selling Shareholders............................    7
             Plan of Distribution............................    7
             Legal Matters...................................    9
             Experts.........................................    9


                               1,000,000 Shares



                             COLUMBUS REALTY TRUST


                               Common Shares of
                              Beneficial Interest


                              -------------------

                                  PROSPECTUS

                              -------------------



                               February __, 1997

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are incorporated herein by reference the following documents heretofore filed by the Company with the Commission:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; and

     (e) The description of the Common Shares contained in the Company's registration statement on Form 8-A under the Exchange Act (Registration No. 1-12684) filed by the Company with the Commission, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.  The Registrant's Common Shares have been registered under
Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the Texas Real Estate Investment Trust Act (the "Texas REIT Act") and the Declaration of Trust, no Trust Manager shall be liable for any act, omission, loss, damage or expense arising from the performance of his or her duty to a REIT, except for such Trust

Manager's own willful misfeasance, willful malfeasance or gross negligence. In addition, pursuant to the Texas REIT Act, a Trust Manager shall not be liable for any claims or damages that may result from his or her acts in the discharge of any duty imposed or power conferred upon him by the REIT, if, in the exercise of ordinary care, such Trust Manager acted in good faith and in reliance upon information, opinions, reports or statements, including financial statements and other financial data, concerning the REIT or another person, that were prepared or presented by (i) officers or employees of the REIT, (ii) legal counsel, public accountants, investment bankers or other persons as to matters such Trust Manager reasonably believes are within the person's professional or expert competence, or (iii) a committee of the Trust Managers of which such Trust Manager is not a member.

     The Declaration of Trust and Bylaws provide that the Company shall indemnify every Indemnitee (as defined below) against all judgments, penalties, fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding (as defined in the Declaration of Trust and Bylaws) in which such Indemnitee was, is or is threatened to be named defendant or respondent or called as a witness, by reason of serving or having served in various capacities for the Company if it is determined that the Indemnitee conducted himself in good faith, reasonably believed that his conduct was in the Company's best interests (or, in certain cases, not opposed to the Company's best interests) and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. For purposes of the Declaration of Trust and Bylaws, "Indemnitee" shall mean (i) any present or former Trust Manager or officer of the Company, (ii) any person who while serving in any of such capacities served at the Company's request as a trust manager, director, officer, partner, venturer, proprietor, Trust Manager, employee, agent or similar functionary of another REIT or other enterprise, and
(iii) any person nominated or designated by the Board of Trust Managers or any committee thereof to serve in any of the capacities referred to in the preceding clauses (i) or (ii).

     In addition to the foregoing, pursuant to the indemnification agreements entered into between the Company and each of its Trust Managers and executive officers, the Company has agreed to indemnify such Trust Managers and executive officers to the fullest extent permitted by Texas law.

     The Company has obtained directors' and officers' liability insurance coverage in the aggregate amount of approximately $5.0 million. Directors' and officers' insurance insures (i) the officers and Trust Managers of the Company from any claim arising out of an alleged wrongful act by the Trust Managers and officers of the Company in their respective capacities as Trust Managers and officers of the Company, and (ii) the Company, to the extent that the Company has indemnified the Trust Managers and officers for such loss.

     The Underwriting Agreements between the Company and Prudential Securities Incorporated, as representative of the underwriters of the Company's previous public offerings, provide for indemnification by the several underwriters named therein of the Company, its Trust Managers and executive officers and other persons for certain liabilities, including liabilities arising under the Act.

     The Registration Rights Agreement entered into between the Company and the former owners of the interests in certain of the Company's Properties provides for indemnification by such former owners, and their respective partners, of the Company, its Trust Managers and executive officers and other persons for certain liabilities, including liabilities under the Act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

  Exhibit Number         Description
  --------------         -----------

       4.1               Amended and Restated Declaration of Trust./(1)/

       4.2               Amended and Restated Bylaws./(1)/

       4.6               Form of Certificate representing Common Shares./(2)/

       5.1 Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.*

      10.1               Columbus Realty Trust Employee Incentive Plan.*

      23.1 Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit 5.1).*

      23.2               Consent of Ernst & Young LLP.*

      23.3               Consent of Coopers & Lybrand L.L.P.*

      24.1               Power of Attorney* (see page II-6 of this Registration
                         Statement).

------------------
*filed herewith

          (1) Previously filed with the Registrant's Registration Statement on Form S-3 (Registration No. 333-09775), filed with the Securities and Exchange Commission on August 8, 1996, and incorporated herein by reference.

          (2) Previously filed with Amendment No. 3 to the Registrant's Registration Statement on Form S-11 (Registration No. 33-70218), filed with the Securities and Exchange Commission on December 15, 1993, and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

    (a) The Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trust managers, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trust manager, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trust manager, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 24, 1997.



                              COLUMBUS REALTY TRUST



                              By: /s/ Robert L. Shaw
                                 -----------------------
                                 Robert L. Shaw
                                 Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned trust managers and officers of Columbus Realty Trust, a Texas real estate investment trust, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, hereby constitutes and appoints Robert L. Shaw and Will Cureton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments and post-effective amendments to the Registration Statement, and all other documents in connection therewith, to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             Signature and Title                             Date
             ---------------------                           ----

/s/ Richard L. Bloch
---------------------------------------------
Richard L. Bloch, Chairman of the Board of             February 24, 1997
   Trust Managers

/s/ Robert L. Shaw
---------------------------------------------
Robert L. Shaw, Chief Executive Officer                February 24, 1997
   and Trust Manager  (Principal Executive
   Officer)

/s/ Will Cureton
---------------------------------------------
Will Cureton, Chief Operating Officer                  February 24, 1997
   and Trust Manager

/s/ Richard R. Reupke
---------------------------------------------
Richard R. Reupke, Chief Financial                     February 24, 1997
   Officer (Principal Financial and
   Accounting Officer)

/s/ Roger T. Staubach
---------------------------------------------
Roger T. Staubach, Trust Manager                       February 24, 1997

/s/ James C. Leslie
---------------------------------------------
James C. Leslie, Trust Manager                         February 24, 1997

/s/ Hugh G. Robinson
---------------------------------------------
Hugh G. Robinson, Trust Manager                        February 24, 1997

/s/ Gregg L. Engles
---------------------------------------------
Gregg L. Engles, Trust Manager                         February 24, 1997

/s/ Amy DiGeso
---------------------------------------------
Amy DiGeso, Trust Manager                              February 24, 1997

                                 EXHIBIT INDEX

                                                                   Sequentially
  Exhibit                                                            Numbered
   Number                          Description                        Pages
  -------                          -----------                        -----
   4.1         Amended and Restated Declaration of Trust./(1)/
   4.2         Amended and Restated Bylaws./(1)/
   4.6         Form of Certificate representing Common Shares./(2)/
   5.1         Opinion of Winstead Sechrest & Minick P.C. regarding the
               validity of the securities being registered.*
  10.1         Columbus Realty Trust Long Term Management Incentive
               Plan, as amended.*
  23.1         Consent of Winstead Sechrest & Minick P.C. (included as
               part
               of Exhibit 5.1).*
  23.2         Consent of Ernst & Young LLP.*
  23.3         Consent of Coopers & Lybrand L.L.P.*
  24.1         Power of Attorney* (see page II-6 of this Registration
               Statement).

----------------------
*filed herewith

        (1) Previously filed with the Registrant's Registration Statement on Form S-3 (Registration No. 333-09775), filed with the Securities and Exchange Commission on August 8, 1996, and incorporated herein by reference.

        (2) Previously filed with Amendment No. 3 to the Registrant's Registration Statement on Form S-11 (Registration No. 33-70218), filed with the Securities and Exchange Commission on December 15, 1993, and incorporated herein by reference.